As filed with the Securities and Exchange Commission on March 4, 2024.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lucas GC Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 5A01, 4th Floor,

Air China Building, Xiaoyun Road,

Sanyuanqiao, Chaoyang District,

Beijing 100027, China

(86) 18500976532

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No.1 Guanghua Road, Chaoyang District Beijing, China 100020 Tel: 86-10-8520-0616	Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street, N.W. Washington, DC 20006 Tel: 1-202-724-6848

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No.: 333-270107)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-270107) initially filed by Lucas GC Limited (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on February 28, 2023, which was declared effective by the Commission on March 4, 2024, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto.

LUCAS GC LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

23.1	Consent of Marcum Asia CPAs LLP

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 4, 2024.

Lucas GC Limited

By:	/s/ Howard Lee
Name: Howard Lee
Title: CEO and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Howard Lee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
	Chief Executive Officer, Chairman of the Board of	March 4, 2024
Directors
/s/ Howard Lee	(principal executive officer)
Name: Howard Lee

*	Director	March 4, 2024
Name: Wang-chan Wong

*	Director	March 4, 2024
Name: Jeremy Wegerer

*	Director	March 4, 2024
Name: Michael Carter

*	Director	March 4, 2024
Name: Stanley Ho

* Name: Brian Lin	Chief Financial Officer (principal financial and accounting officer)	March 4, 2024

*	Chief Technology Officer	March 4, 2024
Name: Harry Tang

*By:	/s/ Howard Lee
Name: Howard Lee
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lucas GC Limited, has signed this Registration Statement or amendment thereto in New York on March 4, 2024.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President